Exhibit 10.36

CONTRIBUTION, ASSUMPTION AND CONVEYANCE AGREEMENT

THIS CONTRIBUTION, ASSUMPTION AND CONVEYANCE AGREEMENT, dated as of November 1, 2006, is entered into by and between ENERGY TRANSFER EQUITY, L.P., a Delaware limited partnership (“ETE”) and ENERGY TRANSFER INVESTMENTS, L.P., a Delaware limited partnership (“ETI”). The parties to this agreement are collectively referred to herein as the “Parties.” Capitalized terms used herein shall have the meanings assigned to such terms in Section 1.1.

RECITALS

WHEREAS, ETI owns a 50% Class B limited partner interest (the “IDR Interest”) in Energy Transfer Partners GP, L.P. (“ETP GP”);

WHEREAS, ETI is a party that certain Credit and Guaranty Agreement, dated as of April 24, 2006, as amended by that certain Amendment Number 1 to Credit and Guaranty Agreement, dated as of July 21, 2006, naming ETI, UBS AG, Stamford Branch, as Administrative Agent and Collateral Agent, UBS Securities LLC as Arranger and the lenders from time to time party thereto (the “Lenders”) (the “Loan Agreement”);

WHEREAS, ETI proposes to assign and transfer all of its rights and obligations under the Loan Agreement to ETE;

WHEREAS, ETI desires to assign all of its rights and obligations under the Loan Agreement and ETE desires to accept such assignment and assume such obligations;

WHEREAS, ETI desires to contribute the IDR Interest to ETE in exchange for 83,148,900 Class C common units in ETE (the “Class C Units”), the assumption of the Loan Agreement by ETE, and ETE desires to issue the Class C units and accept the assignment of, and assume the obligations of ETI, the Loan Agreement in exchange for the IDR Interest; and

WHEREAS, the Class C Units will have the characteristics set forth in Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership of ETE, a copy of which is attached hereto as Exhibit A (“Amendment No. 1”).

NOW, THEREFORE, in consideration of the premises, warranties, covenants and agreements contained herein, the parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 The following capitalized terms shall have the meanings given below.

(a) “Agreement” means this Contribution and Conveyance Agreement.

(b) “Common Unit” has the meaning assigned to such term in the ETE Partnership Agreement.

(c) “Closing” has the meaning specified in Section 3.1.

(d) “Closing Date” has the meaning specified in Section 3.1.

(e) “ETE Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of ETE dated as of February 8, 2006, as amended by Amendment No. 1, dated as of the Closing Date.

(f) “ETP” means Energy Transfer Partners, L.P., a Delaware limited partnership.

(g) “ETP GP Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of ETP GP, dated as of February 8, 2006.

(h) “ETP GP LLC Agreement” means the Amended and Restated Limited Liability Company Agreement Energy Transfer Partners, L.L.C., dated as of February 8, 2006.

(i) “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

(j) “Material Adverse Effect” means, with respect to any party, any event or condition that has had or could reasonably be expected to (i) have a material adverse effect on the financial condition, results of operations or business of such party, (ii) result in a breach or violation of any representation, warranty, covenant or condition contained in this Agreement as a result of which a party has, or with notice, the lapse of time or both, is likely to have, the right to terminate this Agreement or (ii) impair or affect adversely such party’s ability to perform its obligations under this Agreement or impair or delay completion of the transactions contemplated hereby.

(k) “CCE Purchase Agreement” means the Purchase and Sale Agreement, dated as of September 14, 2006, among ETP and the Class B Members of CCE Holdings, LLC.

ARTICLE 2

CONTRIBUTIONS, ACKNOWLEDGMENTS AND DISTRIBUTIONS

Section 2.1 Contribution of IDR Interest to ETE. Subject to the terms and conditions hereof, ETI hereby agrees to contribute, grant, bargain, convey, assign, transfer, set over and deliver to ETE, its successors and assigns, for their use forever, all right, title and interest in and to the IDR Interest owned by ETI as a contribution to the capital of ETE and ETE hereby agrees to accept such IDR Interest as a contribution to the capital of ETE.

Section 2.2 Issuance of Class C Units and Assumption of Loan Agreement and ETP Promissory Note. Subject to the terms and conditions hereof, ETE hereby agrees to issue, grant, bargain, convey, assign, transfer, set over and deliver to ETI the Class C Units and to accept and assume the Loan Agreement and all of the rights and obligations of ETI arising out of or related to the Loan Agreement in exchange for the contribution of the IDR Interest by ETI and ETI hereby agrees to accept the Class C Units in exchange for its capital contribution of the IDR Interest to ETE.

Section 2.3 Certificate Legends. The certificates evidencing the Class C Units delivered pursuant to Section 2.2 shall bear a legend substantially in the form set forth below and containing such other information as ETE may deem necessary or appropriate:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP THAT SUCH REGISTRATION IS NOT REQUIRED.

ARTICLE 3

CLOSING

Section 3.1 Time and Place. Subject to the terms and conditions hereof, the closing of the transactions contemplated hereby (the “Closing”) shall be held at the offices of Vinson & Elkins L.L.P., 2500 First City Tower, 1001 Fannin, Houston, Texas 77002 at 3:00 p.m., Houston time, immediately following the satisfaction or waiver of the conditions contained in Article 7 or at such other place or time as the parties hereto may mutually agree. The date of the Closing is referred to herein as the “Closing Date.”

Section 3.2 Deliveries at the Closing. At the Closing, the following shall occur:

(a) ETI shall execute and deliver to ETE duly executed unit certificates or unit certificates endorsed in blank whereby the IDR Interest is transferred to ETE;

(b) ETE shall execute and deliver Amendment No. 1 and shall deliver to ETI the Class C Units;

(c) ETI shall deliver to ETE an officer’s certificate, dated the Closing Date, and executed by ETI, reasonably satisfactory in form and substance to ETE, as to the matters set forth in Sections 7.1(a) and (b);

(d) ETE shall deliver to ETI an officer’s certificate, dated the Closing Date, and executed by ETE, reasonably satisfactory in form and substance to ETI, as to the matters set forth in Sections 7.2(a) and (b);

(e) ETI and ETE shall execute and deliver to the other counterparts of the form of registration rights agreement attached as Exhibit B;

(f) ETI shall deliver an executed consent of the lenders under the Loan Agreement, approving, ratifying and consenting to the assignment and assumption set forth in Section 2.2;

(g) ETI shall deliver to ETE Investor Representation Letters, duly executed by each of ETI’s limited and general partners, in the form attached hereto as Exhibit C; and

(h) Each Party shall execute such additional documents as the other Party shall reasonably request to effectuate the transactions contemplated hereby.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF ETI

ETI hereby represents and warrants to ETE that the statements contained in this Article 4 are correct and complete as of the date hereof.

Section 4.1 Existence. ETI (i) is a limited partnership duly organized, legally existing and in good standing under the laws of the State of Delaware and (ii) has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own, lease, use and operate its Properties and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect.

Section 4.2 Authority. ETI has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; and the execution, delivery and performance by ETI of this Agreement has been duly authorized by all necessary action on its part; and this Agreement constitutes the legal, valid and binding obligations of ETI, enforceable in accordance with its terms.

Section 4.3 Approvals. Other than consents that have been obtained, ETI is not required to obtain any authorization, consent, approval, waiver, license, qualification or written exemption from, nor make any filing, declaration, qualification or registration with, any court or governmental agency or body or any stock exchange authority or self regulatory organization (each, a “Governmental Authority”) or any other Person to consummate the contribution and delivery of the IDR Interest being contributed by ETI to ETE or in connection with the execution, delivery or performance by ETI of this Agreement.

Section 4.4 No Breach. The execution and delivery of this Agreement, the compliance by ETI with all the provisions of, and the performance by ETI of its obligations under, this Agreement, and the consummation of the transactions contemplated in this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) the constitutive documents of ETI, (ii) any instrument, contract or other agreement to which ETI is a party or by which ETI is bound or to which any of its Properties or assets may be bound or subject, in each case, the breach or violation of which or default under which would be reasonably expected to have a Material Adverse Effect on the ability of ETI to comply with its obligations hereunder, or (iii) any law or statute or any order, rule or regulation of any Governmental Authority, in each case having jurisdiction over ETI or any of its properties.

Section 4.5 Financial Statements. ETI’s unaudited financial statements and any notes thereto or schedules included therein (a) were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and (b) fairly present (subject to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position and status of the business of ETI as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

Section 4.6 No Material Adverse Changes. Since the date of ETI’s most recent balance sheet information, ETI has conducted its business in the ordinary course, consistent with past practice, and there has been no change, event, occurrence, fact, circumstance or condition that has had or would be reasonably likely to have a Material Adverse Effect on the assets, liabilities, financial condition, business, operations or affairs of ETI.

Section 4.7 Good Title. ETI is the record and beneficial owner of, and has good and marketable title to, the IDR Interest, free and clear of all pledges, liens, claims, encumbrances, options, voting trusts or agreements, proxies or other claims or charges or adverse interests of any nature whatsoever (other than resulting from this Agreement, the ETP GP Partnership Agreement, the ETP GP LLC Agreement or the Loan Agreement).

Section 4.8 Nature of the Investor. ETI (a) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Act, (b) is able to bear the economic risk of losing its entire investment in the Class C Units, and (c) has knowledge and experience in financial and business matters such that it is capable of evaluating the risks and merits of this investment.

Section 4.9 Investment. ETI is acquiring the Class C Units for its own account, and not with a view to any distribution, resale, subdivision, or fractionalization thereof in violation of the Securities Act or any other applicable domestic securities law, and ETI has no present plans to enter into any contract, undertaking, agreement or arrangement for any such distribution, resale, subdivision, or fractionalization of the Class C Units in violation of the Securities Act or any other applicable domestic securities law. ETI acknowledges and agrees that, based in part upon its representations contained herein and in reliance upon applicable exemptions, the purchase and sale of the Class C Units has not been registered under the Act or the securities laws of any other domestic or foreign jurisdiction and that accordingly, the Class C Units may not be offered for sale, sold, or otherwise transferred in whole or in part, except in accordance with the terms of the Partnership Agreement and in compliance with all applicable laws, including securities laws, except that the Class C Units may be pledged in a bona fide transaction.

Section 4.10 Receipt of Information. ETI has carefully reviewed the documents filed by ETE with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) within the 18 months prior to the date of this Agreement, including ETE’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K and other filings (the “Partnership Information”) and acknowledges that ETE has provided to ETI or its representatives all agreements, documents, records and books that ETI or its representatives have requested relating to an investment in ETE.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF ETE

ETE hereby represents and warrants to ETI that the statements contained in this Article 5 are correct and complete as of the date hereof.

Section 5.1 Existence. ETE (i) is a limited partnership duly organized, legally existing and in good standing under the laws of the State of Delaware and (ii) has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own, lease, use and operate its Properties and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect.

Section 5.2 Valid Issuance of Purchased Units. ETE has taken all necessary action to approve and adopt Amendment No. 1 as an amendment to the Third Amended and Restated Agreement of Limited Partnership of ETE, as amended as of the date of this Agreement (the “Partnership Agreement”) and no approval of the limited partners of ETE is necessary for the approval and adoption of Amendment No. 1. At the Closing, Amendment No. 1 will be duly executed, delivered and adopted by ETE as an amendment to the Partnership Agreement. ETI, when such Class C Units are delivered as provided in this Agreement, will be entitled to the rights of a unitholder of limited partner interests of ETE as conferred by the Partnership Agreement, as amended by Amendment No. 1, and applicable law. The offer and sale of the Class C Units and the limited partner interests represented thereby have been duly authorized by ETE and, when issued and delivered to ETI against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by such matters described under the caption “Description of Our Partnership Agreement—Limited Liability” in ETE’s Registration Statement on Form S-1 (File No. 333-128097).

Section 5.3 Authority. ETE has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; and the execution, delivery and performance by ETE of this Agreement has been duly authorized by all necessary action on its part; and this Agreement constitutes the legal, valid and binding obligations of ETE, enforceable in accordance with its terms. No approval from the equity owners of ETE is required in connection with the transactions contemplated by this Agreement, other than the approval by the holders of Common Units of a proposal to convert the Class C Units into Common Units on a one-for-one basis as specified in Amendment No. 1 to the extent required under the rules of the New York Stock Exchange (the “Class C Unit Conversion”).

Section 5.4 Approvals. Other than the listing of the Class C Units on the New York Stock Exchange and the Class C Unit Conversion, ETE is not required to obtain any authorization, consent, approval, waiver, license, qualification or written exemption from, nor make any filing, declaration, qualification or registration with, any Governmental Authority or any other Person to consummate the sale and delivery of the Class C Units being sold by ETE to ETI or in connection with the execution, delivery or performance by ETE of this Agreement.

Section 5.5 No Breach. The execution and delivery of this Agreement, the compliance by ETE with all the provisions of, and the performance by ETE of its obligations under, this Agreement, and the consummation of the transactions contemplated in this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) the constitutive documents of ETE, (ii) any instrument, contract or other agreement to which ETE is a party or by which ETE is bound or to which any of its Properties or assets may be bound or subject, in each case, the breach or violation of which or default under which would be reasonably expected to have a Material Adverse Effect on the ability of ETE to comply with its obligations hereunder, or (iii) any law or statute or any order, rule or regulation of any Governmental Authority.

Section 5.6 Legal Proceedings. There are no legal or governmental proceedings pending to which ETE is a party or of which any property of ETE is the subject that, if determined adversely to ETE, would individually or in the aggregate have a Material Adverse Effect on ETE’s ability to perform its obligations under this Agreement, and, to the best of ETE’s knowledge, no such proceedings are threatened or contemplated by any such Governmental Authority or threatened by others.

Section 5.7 Seller Commission Documents. ETE has filed with the Commission all forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act within the 18 months prior to the date of this Agreement (all such documents, collectively the “Seller Commission Documents”). The Seller Commission Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed (in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequently filed the Seller Commission Document filed prior to the date hereof) (a) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (b) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (c) were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by the applicable rules and regulations of the Commission), and (d) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position and status of the business of ETE as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

Section 5.8 No Material Adverse Changes. Except as disclosed in the documents filed by ETE under the Exchange Act, since the date of ETE’s most recent Form 8-K (to the extent it contains financial results and balance sheet information) or Form 10-Q filing with the Commission, ETE and its subsidiaries have conducted their respective businesses in the ordinary course, consistent with past practice, and there has been no change, event, occurrence, fact, circumstance or condition that has had or would be reasonably likely to have a Material Adverse Effect on the assets, liabilities, financial condition, business, operations or affairs of ETE and its subsidiaries, taken as a whole.

ARTICLE 6

COVENANTS

Section 6.1 Other Agreements.

(a) ETE hereby agrees to prepare and cause to be filed as soon as reasonably practicable, and in any event within 30 days from the date hereof, with the Commission a proxy statement (the “Proxy Statement”) providing for the submission for approval of the Class C Unit Conversion by ETE’s common unitholders. As promptly as practicable after comments are received from the Commission thereon and after the furnishing by ETE of all information required to be contained therein, ETE shall, in consultation with ETI, prepare and the Company shall file the definitive, Proxy Statement with the Commission. The Company shall notify ETI promptly of the receipt of any comments from the Commission or its staff and of any request by the Commission or its staff for amendments or supplements to the Proxy Statement or for additional information and shall consult with ETI regarding all correspondence between the ETE and the Commission, with respect to the Proxy Statement. ETE shall use reasonable best efforts to have the Proxy Statement cleared by the Commission and shall thereafter mail to ETE’s unitholders as promptly as possible the Proxy Statement and all other proxy materials for such meeting. The general partner of ETE (the “ETE General Partner”) shall take all actions in accordance with applicable law and ETE’s constitutive documents, to duly call, give notice of, convene and hold as promptly as practicable a meeting of ETE’s unitholders for the purpose of considering and voting upon the conversion of the Class C Units to Common Units on a one-for-one basis as specified in Amendment No. 1. To the fullest extent permitted by applicable law, the ETE General Partner shall recommend the approval of such conversion and include such recommendation in the Proxy Statement. ETE agrees to use its best efforts to cause the listing on the NYSE of the Common Units issuable upon conversion of the Class C Units.

(b) Each party agrees that it will indemnify and hold harmless the other party from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such party or alleged to have been incurred by such party in connection with the purchase of the Class C Units or the consummation of the transactions contemplated by this Agreement.

Section 6.2 Information. ETI shall supply such information with respect to itself, its directors, officers and shareholders as ETE may reasonably request for the purpose of preparation of the Proxy Statement. ETE shall supply to ETI such information with respect to itself, its directors, officers and unitholders and such other matters as ETI may reasonably request for the purpose of preparation of any notice, form or other documents required to be filed with any Governmental Authority or delivered to ETI’s partners in connection with the transaction contemplated by this Agreement.

Section 6.3 Further Assurances. Each party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

ARTICLE 7

CONDITIONS

Section 7.1 Mutual Conditions. The respective obligations of each Party to consummate the transactions contemplated by this Agreement at the Closing Date shall be subject to (i) the CCE Purchase Agreement being in full force and effect and (ii) all conditions to closing under the CCE Purchase Agreement having been satisfied, other than the delivery of any closing items designated under Section 2.4 of the CCE Purchase Agreement.

Section 7.2 Conditions to Obligations of ETE. Notwithstanding any other provision of this Agreement, the obligations of ETE to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

(a) the representations and warranties of ETI contained in this Agreement shall have been true and correct in all material respects as of the Closing Date, with the same effect as if made on and as of the Closing Date;

(b) the agreements and covenants of the ETI to be complied with or performed on or before the Closing Date pursuant to the terms hereof shall have been duly complied with or performed; and

(c) the Unit Purchase Agreement between ETE and ETP, dated as of November 1, 2006 (the “ETP Purchase Agreement”) shall be in full force and effect, at the Closing Date, and all conditions to closing under the Purchase Agreement shall have been satisfied other than the delivery of closing items under Sections 2.02 and 2.03 of the ETP Purchase Agreement.

Section 7.3 Conditions to Obligations of ETI. Notwithstanding any other provision of this Agreement, the obligations of ETI to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

(a) the representations and warranties of ETE contained in this Agreement shall have been true and correct in all material respects as of the Closing Date, with the same effect as if made on and as of the Closing Date; and

(b) the agreements and covenants of ETE to be complied with or performed on or before the Closing Date pursuant to the terms hereof shall have been duly complied with or performed.

ARTICLE 8

MISCELLANEOUS

Section 8.1 Costs. Each party hereto shall be responsible for the payment of the costs and expenses incurred by it in connection with the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby.

Section 8.2 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Exhibits attached hereto, and all such Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 8.3 Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 8.4 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 8.5 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

Section 8.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed wholly within such state without giving effect to any otherwise applicable conflict of law principles thereof.

Section 8.7 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 8.8 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an Amendment to this Agreement.

Section 8.9 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to their subject matter. This document and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

Section 8.10 Survival of Representations and Warranties. The representations and warranties made in this Contribution Agreement shall survive the Effective Time for a period of one year. This Section 8.10 shall not limit the term of any covenant or agreement which by its terms contemplates performance after the Closing Date.

Section 8.11 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

ENERGY TRANSFER EQUITY, L.P.

By:	LE GP, LLC, its general partner

By:	/s/ John W. McReynolds
Name:	John W. McReynolds
Title:	President

ENERGY TRANSFER INVESTMENTS, L.P.

By:	ETI GP, LLC, its general partner

By:	/s/ John W. McReynolds
Name:	John W. McReynolds
Title:	President

SIGNATURE PAGE TO

CONTRIBUTION, ASSUMPTION

AND

CONVEYANCE AGREEMENT

Exhibit A

Amendment No. 1 to ETE Partnership Agreement

Exhibit B

Form of Registration Rights Agreement

Exhibit C

Investor Representation Letter

November     , 2006

Energy Transfer Equity, L.P.

2828 Woodside

Dallas, Texas 75204

Ladies and Gentlemen:

Reference is hereby made to that certain Contribution, Assumption and Conveyance Agreement, dated as of November 1, 2006 (the “Contribution Agreement”), by and between Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE”) and Energy Transfer Investments, L.P., a Delaware limited partnership (“ETI”). Capitalized terms that are used but not defined herein are used with the meanings assigned to them in the Contribution Agreement.

The obligation of ETE to consummate the transactions contemplated by the Contribution Agreement is subject to the execution and delivery of this letter by the undersigned to ETE. In connection with the Contribution Agreement, the undersigned hereby represents and warrants to ETE as follows:

(a) the undersigned is an “accredited investor” as such term is defined in Rule 501 (but without regard to subsection (a)(4) thereof) promulgated under the Securities Act of 1933, as amended (the “Securities Act”);

(b) the undersigned is acquiring the Class C Units issuable to the undersigned upon consummation of the Contribution Agreement for investment and for the undersigned’s own account and not with a view to, or for resale in connection with, any distribution;

(c) the undersigned understands that such Class C Units have not been registered under the Securities Act or under any state securities or blue sky laws, and, as a result, are subject to substantial restrictions on transfer;

(d) the undersigned acknowledges that appropriate legends will be placed on the certificates representing such Class C Units indicating the restrictions on transfer of such Class C Units;

(e) the undersigned acknowledges that such Class C Units must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities or blue sky laws, or sold or otherwise transferred pursuant to exemptions from registration under the Securities Act and/or such state securities laws, and that the undersigned has no obligation to register such Class C Units.

Very truly yours,